Exhibit 10.10

Silicon Valley Bank

Amendment to Loan and Security Agreement

Borrower:	SkinMedica, Inc.

Dated as of:	February 28, 2005

THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Effective as of the date hereof, the parties hereto hereby agree to amend and otherwise modify the Loan and Security Agreement between them dated July 9, 2004, as amended or otherwise modified from time to time (collectively referred to herein as the “Loan Agreement”) as follows. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Modification of Reporting Timeframe for Annual Financial Statements. Section 6.2(A)(ii) of the Loan Agreement which now reads as:

“(ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

IS HEREBY AMENDED TO READ AS FOLLOWS:

“(ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank, provided that for the 2004 fiscal year of Borrower only (and not for any subsequent fiscal years), the requirement that the foregoing items be delivered to Bank no later than 120 days after the last day of Borrower’s fiscal year shall be deemed modified to be no later than 180 days after the last day of Borrower’s 2004 fiscal year;”

2. Modification of Liquidity Coverage Covenant. Section 6.7(A) of the Loan Agreement is hereby modified to read as follows:

“(A) Liquidity Coverage. Borrower will maintain a Liquidity Coverage Ratio (as defined below) on a monthly basis of not less than 1.00 to 1.00 for each of the month

Silicon Valley Bank	Amendment to Loan Agreement

end periods of February 28, 2005 and March 31, 2005; Borrower will maintain a Liquidity Coverage Ratio (as defined below) on a monthly basis of not less than 0.75 to 1.00 for each of the month end periods of April 30, 2005 and May 31, 2005; and, thereafter, Borrower will maintain a Liquidity Coverage Ratio (as defined below) on a monthly basis of not less than 1.25 to 1.00. As used herein the term “Liquidity Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) unrestricted domestic cash (and equivalents) plus the product of the aggregate amount of Liquidity Covenant Eligible Accounts multiplied by 80% (or such other reduced percentage as the Bank may reasonably determine based on the results of its Collateral audits hereunder) with respect to Liquidity Covenant Eligible Accounts, divided by (ii) the aggregate amount of Obligations outstanding hereunder.”

3. Deletion and Replacement of Certain Covenants. Sections 6.7(B) and 6.7(C) of the Loan Agreement are hereby deleted. A new section 6.7(B) is hereby added to replace the prior Section 6.7(B) and such new Section 6.7(B) shall read as follows:

“(B) Minimum Revenue Compared to Plan. As of the end of each month beginning with the month ending March 31, 2005, with respect to the four month period then ending, Borrower will attain revenues of not less than 75% of the projected amount thereof as set forth on the January 2005 Projections (as defined below). As used herein, the term “January 2005 Projections” shall mean those certain financial projections of the Borrower dated January 7, 2005 as Borrower has provided to Bank prior to the date of the Amendment to Loan Agreement dated as of February 28, 2005, or such other financial projections of the Borrower, satisfactory to the Bank, that may provided to the Bank subsequent to the date thereof.”

4. Fee. Borrower shall pay Bank a fee of $2,500 in connection herewith, which shall be in addition to interest and all other fees and expenses payable under the Loan Agreement, and which shall not be refundable.

5. Representations True. Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

6. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

Silicon Valley Bank	Amendment to Loan Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Silicon:

SkinMedica, Inc.		Silicon Valley Bank

By	/s/ ILLEGIBLE	By	/s/ ILLEGIBLE
Title	SR VP, CFO	Title	VP - RELATIONSHIP MANAGER